CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: The Guardian Variable Contract Funds, Inc.

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date: September 4, 2003              /s/ THOMAS G. SORELL
                                     -------------------------------------------
                                     Thomas G. Sorell
                                     President of
                                     The Guardian Variable Contract Funds, Inc.



Date: September 4, 2003              /s/ FRANK L. PEPE
                                     -------------------------------------------
                                     Frank L. Pepe
                                     Vice President and Treasurer of
                                     The Guardian Variable Contract Funds, Inc.